Exhibit 99.1

Bristol-Myers Squibb Delivers a Solid First Quarter with Strong Operating Results and Key R&D Milestones

•	Net Sales Rose 5% to $5.3 Billion in the First Quarter

•	GAAP EPS Increased 12% to $0.64 in the First Quarter; Non-GAAP EPS Increased 10% to $0.64

•	Received Positive European Advisory Opinion for FORXIGA® for the Treatment of Type 2 Diabetes

•	Presented Important New Clinical Data from HCV Franchise at EASL

•	Confirms 2012 GAAP and non-GAAP EPS Guidance Range of $1.90 to $2.00

(NEW YORK, April 26, 2012) – Bristol-Myers Squibb Company (NYSE: BMY) today announced first quarter results that included double-digit earnings growth and important R&D milestones in its metabolics and hepatitis C (HCV) franchises. The Company also confirmed guidance for 2012.

“This first quarter performance continues to demonstrate our ability to balance delivering strong financial results in the short-term with positioning the Company for long-term success,” said Lamberto Andreotti, chief executive officer, Bristol-Myers Squibb. “We reported good financial performance at both the top and bottom lines, a positive opinion in Europe on FORXIGA for the treatment of type 2 diabetes and the presentation of important new clinical data from the Company’s HCV franchise,” Andreotti said.

	First Quarter
$ amounts in millions, except per share amounts
	2012	2011	Change
Net Sales	$5,251	$5,011	5%
GAAP Diluted EPS	0.64	0.57	12%
Non-GAAP Diluted EPS	0.64	0.58	10%

FIRST QUARTER FINANCIAL RESULTS

•	Bristol-Myers Squibb posted first quarter 2012 net sales of $5.3 billion, an increase of 5% compared to the same period a year ago.

•	U.S. net sales increased 6% to $3.5 billion in the quarter compared to the same period a year ago. International net sales increased 2% to $1.8 billion.

•	Gross margin as a percentage of net sales was 75.2% in the quarter compared to 73.2% in the same period a year ago.

•	Marketing, selling and administrative expenses increased 8% to $1 billion in the quarter.

•	Advertising and product promotion spending decreased 9% to $194 million in the quarter.

•	Research and development expenses decreased 3% to $909 million in the quarter.

•	The effective tax rate on earnings before income taxes was 26.9% in the quarter, compared to 22.6% in the first quarter last year.

•	The Company reported net earnings attributable to Bristol-Myers Squibb of $1.1 billion, or $0.64 per share, in the quarter compared to $986 million, or $0.57 per share, a year ago.

•

The Company reported non-GAAP net earnings attributable to Bristol-Myers Squibb of $1.1 billion, or $0.64 per share, in the first quarter, compared to $1.0 billion, or $0.58 per share, for the same period in 2011. An overview of specified items is discussed under the “Use of Non-GAAP Financial Information” section.

•	Cash, cash equivalents and marketable securities were $8.6 billion, with a net cash position of $3.2 billion, as of March 31, 2012.

FIRST QUARTER PRODUCT AND PIPELINE UPDATE

Bristol-Myers Squibb’s global sales growth in the first quarter was led by, YERVOY®, which had sales of $154 million in the quarter, ONGLYZA®/KOMBIGLYZE® which grew 99%, SPRYCEL® which grew 34%, ORENCIA® which grew 28% and BARACLUDE® which grew 18%.

ELIQUIS®

•

In February, the U.S. Food and Drug Administration (FDA) extended the action date by three months for the New Drug Application for ELIQUIS for the prevention of stroke and systemic embolism in patients with atrial fibrillation. The new Prescription Drug User Fee Act (PDUFA) date—the date by which action from the FDA is expected—is June 28, 2012. The Company co-develops ELIQUIS with its partner, Pfizer.

•

In March, the Company and its partner presented data at the American College of Cardiology annual meeting in Chicago. Additional analyses were presented from the ARISTOTLE and AVERROES clinical trials. These two large Phase III clinical trials compared ELIQUIS to warfarin and aspirin, respectively, for the prevention of stroke or systemic embolism in patients with atrial fibrillation.

FORXIGA

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In April, the Marketing Authorization Application for FORXIGA received a positive opinion from Europe’s Committee for Medicinal Products for Human Use (CHMP) for use—as an adjunct to diet and exercise—as monotherapy in metformin intolerant patients, or in combination with other glucose lowering medicinal products including insulin. The CHMP’s positive opinion will now be reviewed by the European Commission, which has authority to approve medicines for the European Union. The Company co-develops and co-commercializes FORXIGA with its partner, AstraZeneca.

ERBITUX®

•

In April, the Company and its partner, Lilly, received a complete response letter from the FDA regarding the filing in first-line non-small cell lung cancer, which was based on the pivotal FLEX study. The companies do not plan to resubmit the FLEX filing.

HCV

•	In April, at the annual meeting of the European Association for the Study of the Liver (EASL) in Barcelona, Spain, the Company presented important new clinical data on its HCV portfolio, including:

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An interim analysis of data from a Phase II study of treatment-naïve HCV patients that showed an all-oral combination of daclatasvir, the Company’s NS5A replication complex inhibitor, and GS-7977, Gilead’s nucleotide polymerase inhibitor, achieved Sustained Virologic Response (SVR4) in 100% of genotype 1 patients, and 91% of genotype 2 and 3 patients.

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Data from a Phase II study that showed an all-oral combination of daclatasvir and asunaprevir, the Company’s NS3 protease inhibitor, achieved SVR24 in 77% of difficult-to-treat patients with genotype 1b.

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Data from a Phase IIb study that showed peginterferon lambda-1a achieved SVR24 rates comparable to peginterferon alfa with fewer flu-like and musculoskeletal symptoms in treatment-naïve HCV patients with genotype 2 or 3.

FIRST QUARTER BUSINESS DEVELOPMENT UPDATE

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In February, the Company completed its $2.5 billion acquisition of Inhibitex, Inc., a clinical-stage biopharmaceutical company in Atlanta, Georgia, whose lead compound, INX-189, a nucleotide polymerase (NS5B) inhibitor in Phase II development, is part of a class of antivirals that may play a critical role as the backbone of future direct-acting antiviral-only combination approached to HCV treatment.

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In February, the Company and Duke Translational Medicine Institute announced the formation of a strategic partnership to broaden interactions between the two organizations and the initiation of the first project under the agreement. A cross-organizational team will co-develop and co-implement protocol for a Phase II study of BMS-986202, formerly AM152, for the treatment of idiopathic pulmonary fibrosis.

2012 FINANCIAL GUIDANCE

Bristol-Myers Squibb is confirming its 2012 GAAP and non-GAAP EPS guidance range of $1.90 to $2.00. Key 2012 non-GAAP guidance assumptions remain unchanged. The non-GAAP guidance excludes specified items as discussed under “Use of Non-GAAP Financial Information.” Details reconciling adjusted non-GAAP amounts with the amounts reflected in specified items are provided in supplemental materials available on the Company’s website.

The financial guidance for 2012 excludes the impact of any potential strategic acquisitions and divestitures, and any specified items that have not yet been identified and quantified.

Use of Non-GAAP Financial Information

This press release contains non-GAAP financial measures, including non-GAAP earnings and related earnings per share information, adjusted to exclude certain costs, expenses, significant gains and losses and other specified items. Among the items in GAAP measures but excluded for purposes of determining adjusted earnings and other adjusted measures are: restructuring and other exit costs; accelerated depreciation charges; IPRD and asset impairments; charges and recoveries relating to significant legal proceedings; upfront, milestone and other licensing payments for in-licensing of products that have not achieved regulatory approval which are immediately expensed; and significant tax events. This information is intended to enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. For example, non-GAAP earnings and earnings per share information is an indication of the company’s baseline performance before items that are considered by the company not to be reflective of the company’s ongoing results. In addition, this information is among the primary indicators the company uses as a basis for evaluating company performance, allocating resources, setting incentive compensation targets, and planning and forecasting of future periods. This information is not intended to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with GAAP.

Statement on Cautionary Factors

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans and projections regarding the company’s financial position, results of operations, market position, product development and business strategy. These statements may be identified by the fact that they use words such as “anticipate”, “estimates”, “should”, “expect”, “guidance”, “project”, “intend”, “plan”, “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things, effects of the continuing implementation of the discounts and pharmaceutical company fee under the 2010 U.S. health care reform law, governmental laws and regulations related to Medicare, Medicaid, Medicaid managed care organizations and entities under the Public Health Service 340B program, pharmaceutical rebates and reimbursement, market factors, competitive product development and approvals, pricing controls and pressures (including changes in rules and practices of managed care groups and institutional and governmental purchasers), economic conditions such as interest rate and currency exchange rate fluctuations, judicial decisions, claims and concerns that may arise regarding the safety and efficacy of in-line products and product candidates, changes to wholesaler inventory levels, variability in data provided by third parties, changes in, and interpretation of, governmental regulations and legislation affecting domestic or foreign operations, including tax obligations, changes to business or tax planning strategies, difficulties and delays in product development, manufacturing or sales including any potential future recalls, patent positions and the ultimate outcome of any litigation matter. These factors also include the company’s ability to execute successfully its strategic plans, including its String of Pearls strategy, the expiration of patents or data protection on certain products, and the impact and result of governmental investigations. There can be no guarantees with respect to pipeline products that future clinical studies will support the data described in this release, that the products will receive necessary regulatory approvals, or that they will prove to be commercially successful; nor are there guarantees that regulatory approvals will be sought, or sought within currently expected timeframes, or that contractual milestones will be achieved. For further details and a discussion of these and other risks and uncertainties, see the company’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Company and Conference Call Information

Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information, please visit www.bms.com or follow us on Twitter at http://twitter.com/bmsnews.

There will be a conference call on April 26, 2012, at 10:30 a.m. EDT during which company executives will review financial information and address inquiries from investors and analysts. Investors and the general public are invited to listen to a live web cast of the call at http://investor.bms.com or by dialing: 913-981-4915, confirmation code: 4074443 Materials related to the call will be available at the same website prior to the call.

For more information, contact: Jennifer Fron Mauer, 609-252-6579, Communications; Teri Loxam, 609-252-3368, or Timothy Power, 609-252-7509, Investor Relations.

ABILIFY® is the trademark of Otsuka Pharmaceutical Co., Ltd.

ATRIPLA® is a trademark of both Bristol-Myers Squibb Co. and Gilead Sciences, Inc.

AVAPRO®, AVALIDE®, and PLAVIX® are trademarks of sanofi-aventis.

ERBITUX® is a trademark of ImClone LLC. ImClone Systems is a wholly-owned subsidiary of Eli Lilly and Company.

ELIQUIS® is a trademark of Pfizer, Inc.

If approved, KOMBIGLYZE™ will be known as KOMBOGLYZE™ in the European Union.

All other brand names of products appearing in all capital letters are registered trademarks of the Company or one of its subsidiaries.

BRISTOL-MYERS SQUIBB COMPANY

SELECTED PRODUCTS

FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(Unaudited, dollars in millions)

The following table sets forth worldwide and U.S. reported net sales for selected products. In addition, the table includes, where applicable, the estimated total U.S. prescription change for the retail and mail-order channels for the comparative periods presented for certain of the company’s U.S. pharmaceutical products based on third-party data. A significant portion of the company’s U.S. pharmaceutical sales is made to wholesalers. Where changes in reported net sales differ from prescription growth, this change in net sales may not reflect underlying prescriber demand.

	Worldwide Net Sales			U.S. Net Sales
	2012	2011	% Change	2012	2011	% Change	% Change in U.S. Total Prescriptions vs. 2011
Three Months Ended March 31,
Key Products
Plavix	$1,693	$1,762	(4)%	$1,630	$1,641	(1)%	(6)%
Avapro/Avalide	207	290	(29)%	100	160	(38)%	(33)%
Abilify	621	624	—	440	460	(4)%	4%
Reyataz	358	366	(2)%	187	181	3%	—
Sustiva Franchise	386	343	13%	251	215	17%	2%
Baraclude	325	275	18%	55	48	15%	11%
Erbitux	179	165	8%	173	162	7%	N/A
Sprycel	231	172	34%	93	61	52%	45%
Yervoy	154	—	N/A	117	—	N/A	N/A
Orencia	254	199	28%	169	138	22%	N/A
Nulojix	1	—	N/A	1	—	N/A	N/A
Onglyza/Kombiglyze	161	81	99%	118	57	*	78%

Mature Products and All Other	681	734	(7)%	119	127	(6)%	N/A

Total	5,251	5,011	5%	3,453	3,250	6%	N/A

*	In excess of +/- 100%.

BRISTOL-MYERS SQUIBB COMPANY

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(Unaudited, amounts in millions except per share data)

	Three Months Ended March 31,
	2012	2011
Net Sales	$5,251	$5,011

Cost of products sold	1,303	1,343
Marketing, selling and administrative	1,002	928
Advertising and product promotion	194	214
Research and development	909	935
Provision for restructuring, net	22	44
Litigation expense/(recoveries)	(172)	—
Equity in net income of affiliates	(57)	(82)
Other (income)/expense, net	23	(138)

Total expenses	3,224	3,244

Earnings before Income Taxes	2,027	1,767
Provision for income taxes	545	400

Net Earnings	1,482	1,367

Net Earnings Attributable to Noncontrolling Interest	381	381

Net Earnings Attributable to BMS	$1,101	$986

Earnings per Common Share Attributable to BMS:
Basic	$0.65	$0.58
Diluted	$0.64	$0.57

Average Common Shares Outstanding:
Basic	1,687	1,702
Diluted	1,706	1,714

Other (income)/expense

Interest expense	$42	$31
Investment income	(36)	(21)
Intangible asset impairment	38	—
Gain on sale of product lines, businesses and assets	—	(9)
Other income from alliance partners	(47)	(23)
Pension curtailment and settlement charges	—	(3)
Litigation charges/(recoveries)	—	(102)
Product liability charges	—	26
Other	26	(37)

Other (income)/expense	$23	$(138)

BRISTOL-MYERS SQUIBB COMPANY

SPECIFIED ITEMS

FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(Unaudited, dollars in millions)

	Three Months Ended March 31,
	2012	2011
Cost of products sold*	$—	$23

Marketing, selling and administrative**	8	4

Upfront, milestone and other licensing payments	—	88
IPRD impairment	58	15

Research and development	58	103

Provision for restructuring	22	44

Litigation expense/(recoveries)	(172)	—

Intangible asset impairment	38	—
Loss on debt repurchase	19	—
Acquisition related items	12	—
Litigation charges/(recoveries)	—	(102)
Product liability charges	—	26

Other (income)/expense	69	(76)

Increase/(Decrease) to pretax income	(15)	98

Income tax on items above	8	(28)
Specified tax (benefit)/charge***	—	(56)

Income taxes	8	(84)

Increase/(Decrease) to net earnings	$(7)	$14

*	Specified items in cost of products sold include accelerated depreciation, asset impairment and other shutdown costs
**	Specified items in marketing, selling and administrative include process standardization implementation costs.
***	The 2011 specified tax benefit relates to reclass of tax reserves that were specified in prior periods.

BRISTOL-MYERS SQUIBB COMPANY

RECONCILIATION OF CERTAIN NON-GAAP LINE ITEMS TO GAAP LINE ITEMS

FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(Unaudited, dollars in millions)

Three months ended March 31, 2012	GAAP	Specified Items*	Non GAAP

Gross Profit	$3,948	—	$3,948

Marketing, Selling and Administrative	1,002	(8)	994

Research and Development	909	(58)	851

Other (income)/expense, net	23	(69)	(46)

Effective Tax Rate	26.9%	(0.2)%	26.7%
Three months ended March 31, 2011	GAAP	Specified Items*	Non GAAP

Gross Profit	$3,668	23	$3,691

Marketing, Selling and Administrative	928	(4)	924

Research and Development	935	(103)	832

Other (income)/expense, net	(138)	76	(62)

Effective Tax Rate	22.6%	3.4%	26.0%

*	Refer to the Specified Items schedules for further details.

BRISTOL-MYERS SQUIBB COMPANY

RECONCILIATION OF NON-GAAP EPS TO GAAP EPS

FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(Unaudited, amounts in millions except per share data)

	Three Months Ended March 31,
	2012	2011
Net Earnings Attributable to BMS—GAAP	$1,101	$986
Earnings attributable to unvested restricted shares	(1)	(2)

Net Earnings used for Diluted EPS Calculation—GAAP	$1,100	$984

Net Earnings Attributable to BMS—GAAP	$1,101	$986
Less Specified Items*	(7)	14

Net Earnings—Non-GAAP	1,094	1,000
Earnings attributable to unvested restricted shares	(1)	(2)

Net Earnings used for Diluted EPS Calculation—Non-GAAP	$1,093	$998

Average Common Shares Outstanding—Diluted	1,706	1,714

Diluted EPS—GAAP	$0.64	$0.57
Diluted EPS Attributable to Specified Items	—	0.01

Diluted EPS—Non-GAAP	$0.64	$0.58

*	Refer to the Specified Items schedules for further details.

BRISTOL-MYERS SQUIBB COMPANY

NET CASH CALCULATION

AS OF MARCH 31, 2012 AND DECEMBER 31, 2011

(Unaudited, dollars in millions)

	March 31, 2012	December 31, 2011
Cash and cash equivalents	$2,307	$5,776
Marketable securities—current	2,722	2,957
Marketable securities—long-term	3,585	2,909

Cash, cash equivalents and marketable securities	8,614	11,642
Short-term borrowings	(145)	(115)
Long-term debt	(5,270)	(5,376)

Net cash position	$3,199	$6,151